UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2026, Trex Company, Inc. (the “Company”) entered into a Forward Share Repurchase Transaction Confirmation (the “Confirmation”) with Wells Fargo Bank, National Association (“Wells Fargo”). The transaction constitutes an accelerated share repurchase (“ASR”) program for shares of the Company’s common stock (the “Common Stock”).

Pursuant to the Confirmation, on February 27, 2026 (the “Prepayment Date”), the Company made a prepayment of $100,000,000 (the “Prepayment Amount”) to Wells Fargo. In exchange, promptly after the Prepayment Date, the Company received an initial delivery of approximately 1.9 million shares of Common Stock (the “Initial Shares”), with such initial delivery valued at approximately 80% of the Prepayment Amount based on the February 26, 2026 closing price, subject to final settlement as described below.

The final number of shares to be repurchased under the ASR will be determined based on the volume-weighted average price of the Common Stock during the calculation period under Rule 10b‑18 (as specified in the Confirmation), less a negotiated discount and subject to customary adjustments (the “Forward Price”). At final settlement, if the aggregate number of shares determined by dividing the Prepayment Amount by the Forward Price exceeds the Initial Shares, Wells Fargo will deliver additional shares of Common Stock to the Company. If the aggregate number of shares so determined is less than the Initial Shares, then, pursuant to settlement provisions in the Confirmation, the Company will deliver to Wells Fargo either (i) a cash payment or (ii) shares of Common Stock, at the Company’s election and subject to the terms of the Confirmation.

The calculation period is scheduled to begin on February 27, 2026 and to conclude on May 21, 2026, subject to earlier termination or acceleration. Beginning on April 9, 2026, Wells Fargo may, in its discretion and subject to the terms of the Confirmation, accelerate the valuation date for all or part of the transaction. The Confirmation also contains customary provisions permitting adjustments, suspension of the calculation period, or early termination upon the occurrence of certain events, including specified market disruption events, changes in law, hedging disruptions and stock borrow events, announcements of certain acquisition or merger transactions, and if the trading price of the Common Stock is at or below a specified threshold during the relevant period.

During the calculation period and certain related settlement periods, the Company is subject to customary restrictions on repurchases of Common Stock and related securities, other than certain permitted transactions and purchases, as described in the Confirmation.

The Company funded the Prepayment Amount with borrowings under its line of credit. The ASR is intended to comply with Rule 10b5‑1(c) under the Securities Exchange Act of 1934, as amended, and repurchases under the ASR will be effected in accordance with Rule 10b‑18, subject to the terms and conditions of the Confirmation.

The foregoing description of the Confirmation does not purport to be complete and is qualified in its entirety by reference to the Confirmation, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 8.01 Other Events.

The actual total number of shares repurchased under the ASR will be based on the Company’s stock price during the applicable calculation period and is subject to the terms and conditions of the Confirmation, including potential adjustments, suspensions, or early termination as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Forward Share Repurchase Transaction Confirmation by and between Trex Company, Inc. and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Safe Harbor Statement

This Current Report on Form 8‑K contains forward‑looking statements, including statements regarding the timing, structure and expected results of the ASR and the expected number of shares to be repurchased. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially, and the Company undertakes no obligation to update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	March 3, 2026	By:	/S/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer